                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              LIBBEY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                  LIBBEY INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                  MEETING DATE
                                  MAY 1, 2003

                            YOUR VOTE IS IMPORTANT!
                    Please mark, date and sign the enclosed
        proxy card and promptly return it to the Company in the enclosed envelope.


                                                                   [LIBBEY LOGO]

                                  LIBBEY INC.
                                 P.O. BOX 10060
                               300 MADISON AVENUE
                            TOLEDO, OHIO 43699-0060

   -------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   -------------------------------------------------------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Libbey stockholders which will be held Thursday, May 1, 2003, at 2:00 p.m. at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio.

     At the meeting, stockholders will elect three directors for a term of three years and transact such other business as may properly come before the meeting.

     The close of business on March 25, 2003 is the record date for voting at the meeting. Only stockholders owning the Company's common stock, par value $.01 per share, on the record date are entitled to notice of, and to vote at, the Annual Meeting.

     Please sign, date and return your Proxy in the enclosed envelope as soon as possible so that your shares can be voted at the meeting. If the shares are held in more than one name, all holders of record should sign.

     Management sincerely appreciates your support.

                                            By Order of the Board of Directors,

                                            John F. Meier
                                            Chairman of the Board and
                                            Chief Executive Officer

                                            Arthur H. Smith
                                            Secretary

March 31, 2003
Toledo, Ohio

                                  LIBBEY INC.

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Libbey Inc., a Delaware corporation ("Libbey" or "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting"), to be held at the Libbey Corporate Showroom, 228 North Huron Street, Toledo, Ohio on May 1, 2003 at 2:00 p.m. and at any and all adjournments thereof. It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 31, 2003. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Company's principal executive offices at 300 Madison Avenue, Toledo, Ohio for a period of at least ten days prior to the Annual Meeting.

     Only stockholders of record at the close of business on March 25, 2003 will be entitled to vote at the meeting. At such date, there were 13,132,277 shares of the Company's common stock outstanding. Each share of common stock is entitled to one vote. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the matter to which the abstention applies. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The common stock outstanding on the record date held by the trustee under the Company's Retirement Savings Plan and Supplemental Retirement Plan will be voted by the trustee in accordance with written instructions from participants in such plans or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares of each respective plan for which instructions were received.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-Laws provide that the Board of Directors ("Board of Directors" or "Board") is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

     Currently, the term of office for members of Class I of the Board of Directors will expire on the date of the Annual Meeting in 2003. The members of Class I are John F. Meier, Carol B. Moerdyk and Gary L. Moreau. The Board of Directors has fixed the number of directors to be elected at the 2003 Annual Meeting at three and has nominated John F. Meier, Carol B. Moerdyk and Gary L. Moreau for election to Class I. Those persons who are elected directors at the 2003 Annual Meeting will hold office until their terms expire on the date of the 2006 Annual Meeting or until the election and qualification of their successors. The terms of office of the members of Class II and Class III of the Board of Directors will expire, respectively, on the date of the Annual Meeting in 2004 and 2005.

     So far as the Board has been advised, only the three persons named above as nominees will be nominated for election as directors at the Annual Meeting. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of these three nominees unless authority to so vote is withheld. The nominees have consented to being named herein and to serve if elected. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors or the number of directors may be reduced accordingly. The Board, however, expects each of the nominees to be available. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A stockholder entitled to vote for the election of directors may withhold authority to vote for all or certain nominees.

     The following information, which has been provided by the directors, sets forth for each of the nominees for election to the Board of Directors and for each director whose term continues, his or her name, age, principal occupation and employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation and employment is carried on and the period during which such person has served as a director of the Company.

2003 NOMINEES (CLASS I):

     JOHN F. MEIER, age 55, has been a director of the Company since 1987 and Chairman of the Board and Chief Executive Officer of the Company since June 1993. Mr. Meier is also a director of Cooper Tire and Rubber Company.

     CAROL B. MOERDYK, age 52, has been a director of the Company since February 1998. Ms. Moerdyk has been Senior Vice President, North American and Australasian Contract Operations of Boise Cascade Office Products Corporation since February 1998. She served as Chief Financial Officer of Boise Cascade Office Products Corporation from 1995 to February 1998. Ms. Moerdyk is a member of the Audit and Compensation Committees.

     GARY L. MOREAU, age 48, has been a director of the Company since September 1996. Mr. Moreau is President of Pratt's Hollow Advisors LLC, a business consulting company. Prior to his current position, Mr. Moreau was President and Chief Executive Officer of Lionel L.L.C. from January 1996 until July 1999. From 1991 until January 1996, Mr. Moreau was President and Chief Operating Officer of Oneida Ltd. Mr. Moreau is a member of the Audit and Compensation Committees. Mr. Moreau is also a director of GSW, Inc.

     The Board of Directors unanimously recommends a vote FOR each of these three nominees.

CONTINUING DIRECTORS:

     WILLIAM A. FOLEY, age 55, has been a director of the Company since September 1994. Mr. Foley is Co-Founder of Entrenu Holdings LLC. From October 1994 to April 2002 Mr. Foley was Chairman of the Board, President and Chief Executive Officer of LESCO, Inc. Mr. Foley is a member of Class III of the Board of Directors and a member of the Compensation and Nominating and Governance Committees. Mr. Foley is also a director of Dairy Mart Corporation.

     PETER C. MCC. HOWELL, age 53, has been a director of the Company since October 1993. Mr. Howell was Chairman and Chief Executive Officer of Signature Brands USA, Inc. (formerly known as Health o meter, Inc.) from August 1994 to August 1997. From 1989 to August 1994, Mr. Howell was President, Chief Executive Officer and a director of Mr. Coffee, inc. Mr. Howell is a member of Class II of the Board of Directors and a member of the Audit and Nominating and Governance Committees. He is also a director of Global-Tech Appliances, Inc.

     RICHARD I. REYNOLDS, age 56, has been a director of the Company since June 1993. Mr. Reynolds has been Executive Vice President and Chief Operating Officer of the Company since November 1995. From June 1993 to November 1995, Mr. Reynolds was Vice President and Chief Financial Officer of the Company. Mr. Reynolds is a member of Class II of the Board of Directors.

     TERENCE P. STEWART, age 54, has been a director of the Company since October 1997. Mr. Stewart is managing partner of Stewart and Stewart, a law firm based in Washington, D.C. specializing in trade and international law issues, where he has worked since 1976. Mr. Stewart is a member of Class III of the Board of Directors and a member of the Nominating and Governance Committee.

COMPENSATION OF DIRECTORS:

     In 2002 non-management directors received a retainer for service on the Board at the annual rate of $21,000, a fee for attendance at Board meetings of $750 per meeting and a fee for attendance at committee meetings of $500 per meeting. Following a review and study of the compensation paid to non-management directors undertaken by the Nominating and Governance Committee, including compensation paid by similar companies, the time devoted to board service and the existing compensation arrangements which had not been increased since January 1997, commencing January 1, 2003 the compensation arrangements for non-management directors are established to be: a retainer at the annual rate of $21,000 per annum (no change), a fee for attendance at telephonic Board and committee meetings of $500 per meeting, a fee for attendance at other Board meetings of $1,500 per meeting, a fee for attendance at other committee meetings of $750 per meeting and a fee of $500 per half day for performance of special Board or committee business requested of the director, such as a meeting with a prospective Board member or an outside consultant on behalf of the Board or a committee. A fee for service as Chairman of a committee is $3,000 per annum.

     The retainer and all fees are payable in cash or subject to deferral. In 2002 each of the directors except Mr. Moreau elected to defer all or a portion of the retainer and fees into an account, the value of which is based upon the value of the Company's common stock plus dividends. Management directors do not receive additional compensation for service on the Board of Directors.

BOARD MEETINGS AND COMMITTEES OF THE BOARD:

     The Board of Directors met fourteen times during 2002. During 2002, each incumbent member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and of the committees of the Board of which he or she was a member.

     The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee is comprised of directors who are not officers or employees of the Company and are not eligible to participate in any of the Company's executive compensation programs.

     The Audit Committee is responsible for the engagement or discharge of the independent auditors; reviews the audit plan and the results of the auditing engagement with the independent auditors; discusses with management and the independent auditors the adequacy of the Company's system of internal accounting controls; discusses the internal audit function with management and the internal auditors and directs and supervises investigations into matters within the scope of its duties. The Board of Directors adopted an Audit Committee Charter in 2000. The Audit Committee met seven times during 2002. The Company's securities are listed on the New York Stock Exchange and all members of the Audit Committee meet the standards of the New York Stock Exchange currently in effect with respect to audit committee members. The Audit Committee is comprised of Ms. Moerdyk, Mr. Moreau and Mr. Howell who serves as Chairman.

     The Compensation Committee has overall responsibility for administering the executive compensation program of the Company. The Compensation Committee regularly evaluates the executive compensation program to ensure its appropriateness in the context of the Company's business and its competitiveness with the compensation practices of other companies. From time to time, the Compensation Committee seeks the advice of independent experts in evaluating plan design, compensation levels and administration. Each year the Compensation Committee reviews salaries for the executive officers of the Company. The Compensation Committee is also responsible for administering the stock option and equity participation plans, the employee stock purchase plan and incentive compensation plans covering executive officers. The Compensation Committee met five times during 2002. The Compensation Committee is comprised of Ms. Moerdyk, Mr. Moreau and Mr. Foley who serves as Chairman.

     The Nominating and Governance Committee has the responsibility to establish a selection process for new directors to meet the needs of the Board, to evaluate and recommend candidates for Board membership, to assess the performance of the Board and review such assessment with the Board, to establish objective criteria to evaluate the performance of the Chief Executive Officer and to report to the Board trends in director compensation practices, and the competitiveness of the Company's director compensation practices. The Nomination and Governance Committee met five times in 2002. The Nomination and Governance Committee is comprised of Mr. Foley, Mr. Howell and Mr. Stewart who serves as Chairman.

OTHER DIRECTOR INFORMATION:

     During 2002 the law firm of Stewart and Stewart, of which Mr. Stewart is a partner, received fees of approximately $112,300 from the Company for legal services in connection with various international trade matters, including the international trade aspects of other legal matters. The Company anticipates that it will continue to utilize the legal services of Stewart and Stewart in the future in connection with international trade matters.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company for the last three completed fiscal years to the Company's Chief Executive Officer ("CEO") and the four most highly compensated executive officers other than the CEO in 2002 (collectively, including the CEO, the "named executive officers").

SUMMARY COMPENSATION TABLE:

                                       ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                             ---------------------------------------   ---------------------------------
                                                                               AWARDS            PAYOUTS
                                                             OTHER     -----------------------   -------
                                                            ANNUAL     RESTRICTED     SHARES               ALL OTHER
                                                            COMPEN-      STOCK      UNDERLYING    LTIP      COMPEN-
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(2)   SATION(3)     AWARDS      OPTIONS     PAYOUTS   SATION(4)
---------------------------  ----   ---------   --------   ---------   ----------   ----------   -------   ---------
John F. Meier                2002   $500,000    $123,300    $  288         0          35,000        0       $15,000
  Chairman of the Board      2001   $485,000    $      0    $8,641         0          35,000        0       $14,550
  and Chief Executive        2000   $485,000    $336,978    $  557         0          30,000        0       $14,549
  Officer
Richard I. Reynolds          2002   $360,688    $ 74,121    $  348         0          27,000        0       $10,821
  Executive Vice             2001   $339,267    $      0    $  223         0          27,000        0       $10,178
  President and              2000   $332,750    $192,662    $  228         0          22,000        0       $ 9,983
  Chief Operating Officer
Kenneth G. Wilkes            2002   $242,091    $ 39,800    $  834         0          17,000        0       $ 7,263
  Vice President,            2001   $230,015    $ 33,202    $  917         0          17,000        0       $ 6,900
  Chief Financial Officer    2000   $217,514    $100,753    $1,385         0          11,500        0       $ 6,526
  and Head - International
  Operations
Arthur H. Smith              2002   $216,774    $ 31,183    $   55         0          18,000        0       $ 6,503
  Vice President             2001   $205,975    $ 26,232    $   23         0          18,000        0       $ 6,179
  General Counsel and        2000   $200,361    $ 81,206    $   17         0          12,500        0       $ 6,011
  Secretary
Daniel P. Ibele              2002   $210,824    $ 34,009    $  672         0          13,500        0       $ 6,325
  Vice President,            2001   $188,664    $ 24,111    $  754         0          13,500        0       $ 5,660
  General Sales Manager      2000   $175,464    $ 71,116    $  702         0           8,000        0       $ 5,264

---------------

(1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of benefit plans.

(2) The amounts disclosed in this column represent awards under the Libbey Inc. Senior Management Incentive Plan (the "Senior Management Incentive Plan").

(3) The amounts disclosed in this column represent amounts reimbursed for the payment of taxes payable with respect to perquisites. In each year, the aggregate incremental cost of perquisites and other personal benefits for any executive officer did not exceed the lesser of $50,000 or 10% of base salary plus bonus.

(4) The amounts disclosed in this column represent matching cash contributions to the Libbey Inc. Retirement Savings Plan, a defined contribution plan, and the Libbey Inc. Executive Savings Plan, a non-qualified plan designed to provide similar benefits to the extent such benefits cannot, under limitations of the Internal Revenue Code, be provided by the Libbey Inc. Retirement Savings Plan.

OPTION GRANTS IN 2002:

     The following table sets forth information on stock option grants to the named executive officers during 2002 pursuant to The 1999 Equity Participation Plan of Libbey Inc. The Company has not granted stock appreciation rights to any of the named executive officers.

                                                                                         GRANT DATE
                                           INDIVIDUAL GRANTS                               VALUE
                                 -------------------------------------                ----------------
                                  NUMBER OF     % OF TOTAL
                                   SHARES        OPTIONS
                                 UNDERLYING     GRANTED TO
                                   OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION      GRANT DATE
NAME                             GRANTED (#)   FISCAL YEAR     PRICE        DATE      PRESENT VALUE(1)
----                             -----------   ------------   --------   ----------   ----------------
John F. Meier..................    35,000         14.12        $23.93     11/21/12        $316,672
Richard I. Reynolds............    27,000         10.89        $23.93     11/21/12        $244,290
Kenneth G. Wilkes..............    17,000          6.86        $23.93     11/21/12        $153,812
Arthur H. Smith................    18,000          7.26        $23.93     11/21/12        $162,860
Daniel P. Ibele................    13,500          5.44        $23.93     11/21/12        $122,145

---------------

(1) Options are granted at the fair market value at the date of the grant and become exercisable to the extent of 40% of the grant on the first anniversary of the grant and thereafter an additional 20% of the grant becomes exercisable on each of the second, third and fourth anniversaries of the grant.

     Present value is calculated using the Black-Scholes option pricing model. Assumptions used in calculating the reported values include (a) an expected volatility based on the monthly change for the period June 18, 1993 through the date of the grant (November 20, 2002 in the case of all named executive officers), (b) a weighted average risk-free rate of return of 4.72%, (c) dividend yield of 1.25% and (d) a time of exercise of 7 years. No adjustments were made for non-transferability or forfeiture.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES:

     The following table sets forth information concerning the exercise of stock options by the named executive officers in 2002 and the aggregate dollar value of unexercised options held at the end of 2002 by the named executive officers. The value is based upon a share price of $26.00, the closing price on the New York Stock Exchange on December 31, 2002.

                                                         UNDERLYING OPTIONS            IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED    VALUE              AT FY-END                      AT FY-END
NAME                     ON EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                   ---------------   --------   ----------------------------   ----------------------------
John F. Meier........      40,775        $835,497     235,378         74,000        $1,375,039       $72,450
Richard I.
  Reynolds...........      34,025        $697,931     182,313         56,400        $1,181,769       $55,890
Kenneth G. Wilkes....      13,650        $282,673      98,855         34,100        $  615,984       $35,190
Arthur H. Smith......      33,950        $689,879     139,674         36,300        $1,139,912       $37,260
Daniel P. Ibele......       1,202        $ 28,908      30,000         26,300        $   41,538       $27,945

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR:

     The named executive officers are covered by the Libbey Inc. Long-Term Incentive Compensation Plan under which eligible employees receive annual cash awards payable at the end of the three-year period covered by the grant of an award. Award payouts under the plan equal a percentage of the participant's base salary on attainment of the performance objectives set by the Compensation Committee of the Board over the three-year award period. For the 2002-2004 award period the performance criteria is a targeted aggregate increase of thirty six percent in economic value added ("EVA(R)"(1)) of the Company for its consolidated operations and investments, including capital invested in the Company's joint ventures. The following table sets forth the theoretical payouts under the Libbey Inc. Long-Term Incentive Compensation Plan based upon 2002 base salaries, and the assumption that targets will be met and a payout will be earned; actual payouts, if any, may be increased by reason of increases in base salary during the 2002-2004 period.

                                           PERFORMANCE
                                             OR OTHER         ESTIMATED FUTURE PAYOUTS UNDER
                                           PERIOD UNTIL       NON-STOCK PRICE-BASED PLANS(2)
                                            MATURATION      -----------------------------------
NAME                                        OR PAYOUT       THRESHOLD      TARGET      MAXIMUM
----                                       ------------     ---------     --------     --------
John F. Meier............................   2002-2004          $1         $150,000     $300,000
Richard I. Reynolds......................   2002-2004          $1         $108,206     $216,413
Kenneth G. Wilkes........................   2002-2004          $1         $ 72,627     $145,255
Arthur H. Smith..........................   2002-2004          $1         $ 65,032     $130,064
Daniel P. Ibele..........................   2002-2004          $1         $ 63,247     $126,494

---------------

(1) EVA(R) is a registered trademark of Stern Stewart & Co.

(2) At the end of the three-year period: the threshold long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year
    (2001); the target long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year (2001) in the aggregate by thirty six percent; and the maximum long-term incentive is earned if the average annual EVA(R) of the Company for its consolidated operations and investments has increased over the EVA(R) for the base year (2001) in the aggregate by seventy two percent.

RETIREMENT PLANS:

     The Company maintains a qualified retirement plan, the Libbey Inc. Salaried Cash Balance Pension Plan ("Salary Plan"), for its salaried employees, including executive officers, and a Supplemental Retirement Benefit Plan ("SERP"), which is a non-qualified plan designed to provide substantially identical retirement benefits to the extent that such benefits cannot, under the limitations of the Internal Revenue Code, be provided by the Salary Plan. The retirement plans were amended effective January 1, 1998 so that benefits will no longer be determined by the highest consecutive three-year annual earnings but will be determined by annual Company contribution credits equal to a percentage of annual earnings plus interest. Employees with 10 years of service with Libbey and who are age 55, or who are age 45 and have a combined age and years of service equal to 65, as of December 1997, will receive commencing upon retirement the greater of their cash balance account or a special minimum benefit ("Special Minimum Benefit") computed pursuant to the formula in effect prior to the amendment, for service prior to December 31, 2007.

     The following table illustrates the estimated annual retirement benefits which would be provided by the Special Minimum Benefit under the Salary Plan and the SERP in various average earnings classifications upon normal retirement at age 65 for those named executive officers for whom the Special Minimum Benefit is anticipated to apply, namely Messrs. Meier, Reynolds and Smith:

  HIGHEST
CONSECUTIVE
THREE-YEAR                         YEARS OF CREDITED SERVICE
  AVERAGE     -------------------------------------------------------------------
 EARNINGS       15        20        25        30        35        40        45
-----------   -------   -------   -------   -------   -------   -------   -------
$  100,000     18,523    24,698    30,872    37,046    43,221    45,721    48,221
$  125,000     23,728    31,638    39,547    47,456    55,366    58,491    61,616
$  150,000     28,933    38,578    48,222    57,866    67,511    71,261    75,011
$  175,000     34,138    45,518    56,897    68,276    79,656    84,031    88,406
$  200,000     39,343    52,458    65,572    78,686    91,801    96,801   101,801
$  225,000     44,548    59,398    74,247    89,096   103,946   109,571   115,196
$  250,000     49,753    66,338    82,922    99,506   116,091   122,341   128,591
$  300,000     60,163    80,218   100,272   120,326   140,381   147,881   155,381
$  400,000     81,385   108,513   135,641   162,770   189,898   199,898   209,898
$  450,000     92,099   122,799   153,499   184,198   214,898   226,148   237,398
$  500,000    102,813   137,085   171,356   205,627   239,898   252,398   264,898
$  600,000    124,242   165,656   207,070   248,484   289,898   304,898   319,898
$  700,000    145,671   194,227   242,784   291,341   339,898   357,398   374,898
$  800,000    167,099   222,799   278,499   334,198   389,898   409,898   429,898
$  900,000    188,528   251,370   314,213   377,055   439,898   462,398   484,898
$1,000,000    209,956   279,942   349,927   419,913   489,898   514,898   539,898
$1,200,000    252,813   337,085   421,356   505,627   589,898   619,898   649,898

     At December 31, 2002, Messrs. Meier, Reynolds, Wilkes, Smith and Ibele had total Credited Service under the Salary Plan and the SERP, respectively, of 32 years, 32 years, 9 years, 34 years and 19 years.

     The above pension table sets forth benefits calculated on a straight-life annuity basis and reflects the greater of the regular benefit, the Special Minimum Benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit and the Special Minimum Benefit do not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

     Annual covered earnings include base salary and amounts earned under the Senior Management Incentive Plan and the covered compensation under the Special Minimum Benefit of the retirement plan is the highest consecutive three year average of such amounts. The retirement benefit may be adjusted if the employee has more or less than 35 years of credited service or retires prior to age 65. The Salary Plan and the SERP provide for additional benefit accruals beyond age 65 and for annual annuity benefits as well as an optional lump sum form of benefit. The lump sum option is designed to be equivalent in value to that of the lifetime annual annuity benefit.

     Under the amended retirement plans effective January 1, 1998, each participant in the plans on December 31, 1997 is credited with an opening cash balance equal to the single sum amount of the participant's accrued benefit as of December 31, 1997 based upon retirement at age 65 and actuarial assumptions as to rate of interest and mortality. For each plan year beginning January 1, 1998, the Company will make an annual contribution credit to the participant's cash balance account in accordance with the following table and the cash balance account will be credited with interest annually at the 30-year Treasury Securities rate in effect in October of the preceding plan year with a minimum of 5 percent and a maximum of 10 percent. Normal retirement age is 65 under the amended retirement plans. Company contributions and interest are credited with respect to service beyond the age of 65. The estimated annual benefit payable to Messrs. Wilkes and Ibele commencing upon retirement is $187,814 for Mr. Wilkes and $256,412 for Mr. Ibele based upon assumptions that salary increases will be 3 percent annually, that the target incentives under the Senior Management Incentive Plan will be earned annually and that the applicable rate of interest will be 7 percent annually after 2001.

                  SUM OF AGE                     CONTRIBUTION PERCENTAGE OF   CONTRIBUTION PERCENTAGE OF
                 AND YEARS OF                        COMPENSATION UNDER        COMPENSATION AT OR ABOVE
                BENEFIT SERVICE                  SOCIAL SECURITY WAGE BASE    SOCIAL SECURITY WAGE BASE
                ---------------                  --------------------------   --------------------------
0 but less than 30.............................             1.5%                          3.0%
30 but less than 34............................             1.7                           3.4
34 but less than 38............................             1.9                           3.8
38 but less than 42............................             2.1                           4.2
42 but less than 46............................             2.3                           4.6
46 but less than 50............................             2.7                           5.4
50 but less than 60............................             3.2                           6.4
60 but less than 70............................             4.0                           8.0
70 but less than 80............................             5.5                          11.0
80 but less than 90............................             7.0                          12.7
90 and over....................................             9.0                          14.7

EXECUTIVE EMPLOYMENT AGREEMENTS:

     Libbey has entered into employment agreements with each of the Company's executive officers, including the named executive officers, that entitle them to receive their base salaries and to participate in designated benefit plans of the Company. Each employment agreement also provides that the officer's employment is not for any specified term and may be terminated at any time. In addition, each agreement provides that, in the event of the officer's termination other than for "cause" (as defined in the agreements), payment of base salary will continue for two years in Mr. Meier's case and one year in the case of the other executive officers. The employment agreements also provide that the officer's base salary may be adjusted periodically and that benefit plans in which the officer is entitled to participate may be adjusted or terminated by the Company at any time, but that no vested or accrued benefit may be adversely affected.

CHANGE IN CONTROL AGREEMENTS:

     To induce and help assure continuity of management and operations, the Company has entered into agreements (the "Agreements") with certain executives including the named executive officers, which provide for certain severance benefits in the event an executive's employment is terminated following a Change in Control (as defined in the Agreements).

     Under the Agreements with the named executive officers, benefits are paid if, after a Change in Control, the Company terminates a named executive officer other than for Cause (as defined in the Agreements) or disability or if the named executive officer terminates employment for "Good Reason" (as specified in the Agreements) or for any reason within a period of thirty days following the first anniversary of a Change in Control. These severance benefits include: (a) the executive's salary through the termination date; (b) severance pay equal to three times the named executive's annual base salary and three times the greater of the target annual bonus or the annual bonus for the prior year; (c) acceleration of the exercisability of stock options; (d) medical and health benefits for three years following termination reduced to the extent comparable benefits are received from another employer; (e) outplacement and financial planning services; and (f) full vesting in, and additional three year accrual of benefits under, the Company's qualified and non-qualified retirement plans and any additional amount necessary to provide a minimum lump sum benefit of $250,000 under these plans. The Agreements provide that the benefits are net of any applicable federal excise tax and that the Company will pay legal fees and expenses incurred by the named executive to enforce his or her rights under the Agreements.

COMPENSATION COMMITTEE REPORT:

     Compensation Policies Applicable to Executive Officers. The Company's compensation program for executive officers is designed and administered to align the interests of the executives with the long-term interests of the stockholders and to attract, retain and motivate highly qualified executives with appropriate, competitive compensation and financial rewards. The ultimate goal of the Company's executive compensation program is to increase stockholder value through achievement of business objectives and goals for operating income and return on invested capital. The Compensation Committee believes that this can best be accomplished by an executive compensation program which includes major components directly linked to increases in recognized measures of stockholder value and rewards executives for superior performance as measured by financial and non-financial factors.

     Executive officer compensation consists of annual base salary, annual incentive awards and long-term compensation set at levels intended to be competitive with companies within the industry and with companies of comparable size. The peer group used by the Company to measure the performance of its stock is not used to compare compensation in view of significant differences between the Company and the peer group with regard to capital structure and the diversity, size and scope of the businesses in which various members of the peer group engage.

     The Compensation Committee intends to review base salaries annually and to make adjustments depending upon competitive salary levels, past individual performance as measured by both qualitative and quantitative factors and the potential for making significant contributions in the future. Individual factors can be expected to be more significant than overall Company performance in a particular year in determining base salary levels and the rate of increase. In performing this task, and all of its other responsibilities for executive compensation, the Compensation Committee consults with outside professional advisers, as it deems necessary or desirable.

     The Compensation Committee also reviews periodically the incentive compensation and long-term compensation components of the executive compensation program. The Compensation Committee intends that these aspects of the executive compensation program remain appropriate in the context of the Company's business and circumstances and remain competitive with comparable companies. Company performance can be expected to be more significant than individual performance in determining short-term and long-term incentive compensation payouts.

     The incentive compensation components of the executive compensation program are designed to provide rewards for past contributions and motivation for future performance. The performance goals and criteria for these components are tied directly to factors that the Compensation Committee believes will enhance the financial success of the Company and increase stockholder value. The incentive goals for executive compensation payouts are very rigorous and aggressive with demanding thresholds for minimum payments, but provide rewarding payments when goals are exceeded. Total actual payouts may be adjusted above or below target amounts based upon Company performance that exceeds or fails to meet pre-established goals. Individual performance against established goals will affect individual payments.

     For 2002 the incentive criteria included performance factors based on income from operations, return on invested capital and growth in net sales in each case measured against the annual budget and also included a discretionary component for individual achievements during the year. Factors such as progress in implementing the strategic plan and commitment to, and involvement in, Company goals are important elements in determining payout levels under the discretionary components. The Compensation Committee believes that these and other qualitative factors will lead to the increased profitability of the Company and should be recognized and taken into consideration in determining the payout levels. Payouts with respect to 2002 performance were modest and were based entirely on growth in net sales and discretionary factors.

     Long-term compensation consists of awards under the Company's equity participation plans, The Amended and Restated Libbey Inc. Stock Option Plan for Key Employees and The 1999 Equity Participation Plan of Libbey Inc., and cash awards based upon performance against three-year goals under the Libbey Inc. Long-Term Incentive Compensation Plan.

     The Amended and Restated Libbey Inc. Stock Option Plan for Key Employees, approved by the stockholders in 1995, is a broad-based plan covering executive officers and other management personnel that provides for incentive and nonqualified stock options. The 1999 Equity Participation Plan of Libbey Inc. approved by the stockholders in 1999, is a broad-based plan covering executive officers and other management personnel, that permits the Company to grant stock options to incentivize employees and to provide additional flexibility if circumstances of the Company's business and opportunities warrant, to grant other forms of equity based compensation. Under these plans, option exercise prices are set at market value on the date of grant to focus management's attention on earnings performance sustained on a long-term basis. Exercise dates are deferred for one year from date of grant subject to acceleration in specified instances. To date only nonqualified stock options have been granted under the plans. The number of shares covered by option grants is based in large part upon the individual's potential to make a contribution to the earnings growth of the Company. In 1993, each of the named executive officers listed in the Compensation Table of this Proxy Statement made a significant investment of personal funds in the equity of the Company and was granted stock options that are included in the holdings described in the Aggregated Option Exercises and Year-end Values section of this Proxy Statement.

     The Libbey Inc. Long-Term Incentive Compensation Plan is administered by the Compensation Committee and is designed to pay a cash award equal to a percentage of the participant's base salary if the performance criteria established by the Compensation Committee is met over the three-year award period. The performance criteria for the 2002-2004 period is a targeted increase in EVA(R) of the Company for its consolidated operations and investments, including capital invested in the Company's joint ventures. Under the plan award periods are of three years duration on a rolling basis and the award is paid in cash although, if offered by the Compensation Committee in its discretion and elected by a participant, alternative forms of payment are permitted.

     The Compensation Committee believes that an equity participation incentive plan is an important element of long-term compensation. The value of such plans for the executive is tied directly to stock price increases and thus provides strong incentives for increasing stockholder value. Long-term compensation was paid in the form of stock options to officers. No payouts were earned under the Libbey Long Term Incentive Plan with respect to 2002 as the criteria for such payments was not met, notwithstanding that 2002 is within the initial phase-in period in which partial payments are permitted by the plan.

     Compensation of Chief Executive Officer. The compensation policies described above apply as well to the compensation of the Chief Executive Officer ("CEO"). The Compensation Committee is directly responsible for determining the salary level of the CEO and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package for the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Thus, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase.

     The Compensation Committee believes that the current and changing business and industry environment requires a high degree of leadership, innovation and prudent risk taking in order to meet and sustain corporate objectives for increasing stockholder value. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these qualities.

     The annual base salary and target bonus level of the CEO, as with other executives, is based upon a review, in consultation with the Compensation Committee's outside consultants, of similar positions within the industry and of companies of comparable size. In 2002, the incentive components of the CEO's compensation package consisted of the annual incentive award, participation in the Libbey Inc. Long-Term Incentive Compensation Plan and stock options. The factors described above for all executive officers are also used in determining the level of awards, grants and payouts under these plans for the CEO.

     The Compensation Committee believes that the CEO's compensation for 2002 was directly related to the size and the overall performance of the Company as measured by financial criteria and important qualitative factors. The annual incentive compensation paid to the CEO with respect to 2002 was based on the same factors described above for all other executive officers and long-term compensation was paid to the CEO in the form of stock options. No payments were made to the CEO under the Libbey Inc. Long-Term Incentive Compensation Plan as the performance criteria of the plan was not met by the Company.

                                          William A. Foley, Chairman
                                          Carol B. Moerdyk
                                          Gary L. Moreau

PERFORMANCE GRAPH:

     The graph below compares the total stockholder return on Libbey common stock to the cumulative total return for: the Standard & Poor's SmallCap 600 Index ("S&P SmallCap 600"), a broad market index; the Standard & Poor's SmallCap Housewares & Specialties Index, a capitalization-weighted index that measures the performance of the housewares sector of the Standard & Poor's SmallCap Index ("Housewares-Small") and the Company's peer group. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     Companies in the peer group used by the Company were chosen based upon their lines of business or product end uses being comparable to those of the Company. The peer group is limited to those companies for whom market quotations are available and consists of Lancaster Colony Corp., Newell Rubbermaid Inc. and Oneida Ltd.

     The graph assumes a $100 investment in Libbey stock on January 1, 1998 and also assumes investments of $100 in each of the S&P SmallCap 600, and the Housewares-Small indices and the peer group, respectively, on January 1, 1998. The value of these investments on December 31 of each year from 1998 through 2002 is shown in the table below the graph.

                            TOTAL SHAREHOLDER RETURN

                                  [LINE GRAPH]

                                INDEXED RETURNS

                                  Base
                                 Period                 Years Ending
                                 ------   -----------------------------------------
                                  Dec.    Dec.     Dec.     Dec.     Dec.     Dec.
Company Name/Index                 97      98       99       00       01       02
------------------               ------   -----   ------   ------   ------   ------
LIBBEY INC                        100     77.98    78.27    83.54    90.62    72.87
S&P SMALLCAP 600 INDEX            100     98.69   110.94   124.03   132.13   112.80
HOUSEWARES-SMALL                  100     77.80    68.79    57.07    67.26    70.35
PEER GROUP                        100     94.30    75.00    61.70    76.33    85.57

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to any person known to the Company to be the beneficial owner of more than five percent of its common stock as of December 31, 2002 except as otherwise noted, and as of March 25, 2003 with respect to each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group and shares held by the trustee of the Company's Retirement Savings Plan and Supplemental Retirement Plan. The shares owned by the executive officers set forth below include the shares held in their accounts in the Retirement Savings Plan of the Company. An asterisk indicates ownership of less than one percent of the outstanding stock.

                                                  NUMBER OF SHARES
NAME AND ADDRESS                                    BENEFICIALLY     PERCENT
OF BENEFICIAL OWNER                                 OWNED(1 & 2)     OF CLASS
-------------------                               ----------------   --------
Ariel Capital Management, Inc.(3)                    2,865,270        19.58
200 East Randolph Drive
Chicago, IL 60601

Baron Capital Group, Inc.(4)                         2,851,000        19.49
767 Fifth Avenue
New York, NY 10153

Capital Group International, Inc.(5)                 1,130,620         7.72
11100 Santa Monica Boulevard
Los Angeles, CA 90025

JP Morgan Chase Bank(6)
2 New York Plaza
New York, NY 10004                                     848,040         6.08

Private Capital Management(7)                          724,450         4.95
8889 Pelican Bay Blvd
Naples, FL 34108

William A. Foley(10)                                       500            *

Daniel P. Ibele                                         34,636            *

Peter C. McC. Howell(8)&(10)                             1,750            *

John F. Meier(9)                                       270,124         1.94

Carol B. Moerdyk(10)                                       900            *

Gary L. Moreau                                             500            *

Richard I. Reynolds                                    216,511         1.55

Arthur H. Smith                                        173,697         1.25

Terence P. Stewart(10)                                     928            *

Kenneth G. Wilkes                                      115,862            *

Directors & Executive Officers as a Group (10)         961,273         6.89

---------------

 (1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date, which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person has the right to acquire within 60 days of such date is deemed outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person not owning a similar right. The information includes all currently exercisable options granted to

     Messrs. Meier, Reynolds, Wilkes, Smith and Ibele. The number of shares beneficially owned includes shares subject to options as follows: Mr. Meier--235,378; Mr. Reynolds--182,313; Mr. Wilkes--98,855; Mr.
     Smith--139,674; Mr. Ibele--30,000; and all executive officers as a group--811,686.

 (2) The table includes the number of equivalent shares of common stock that Messrs. Meier, Reynolds, Wilkes, Smith and Ibele and all officers as a group held in the Libbey Inc. Retirement Savings Plan as of March 25, 2003.

 (3) The Schedule 13G furnished to the Company on behalf of Ariel Capital Management, Inc., an investment advisor, and John W. Rogers, Jr., its Chairman and Chief Executive Officer, indicates that as of December 31, 2002 Ariel Capital Management, Inc. is the beneficial owner of 2,865,270 common shares, with sole dispositive power with respect to 2,865,270 common shares and sole voting power with respect to 2,582,370 common shares. The schedule further states all securities reported in the schedule are owned by investment advisory clients of Ariel Capital Management, Inc., no one of which to the knowledge of Ariel Capital Management, Inc. owns more than 5% of the class. Mr. Rogers disclaims beneficial ownership of the shares held by Ariel Capital Management, Inc.

 (4) The Schedule 13G filed on behalf of Baron Capital Group, Inc. ("BCG") and Ronald Baron, parent holding companies, BAMCO, Inc. ("BAMCO") and Baron Capital Management, Inc ("BCM"), investment advisors and Baron Asset Fund ("BAF"), an investment company, indicates that BCG and Ronald Baron are beneficial owners with shared voting and shared dispositive powers with respect to 2,851,000 common shares, that BAMCO is beneficial owner with shared voting and shared dispositive powers with respect to 2,371,500 common shares, that BAF is beneficial owner with shared voting and shared dispositive powers with respect to 2,030,000 common shares, and that BCM is beneficial owner with shared voting and shared dispositive powers with respect to 479,500 common shares. The schedule further states that BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities, or the advisory clients thereof, to the extent such shares are held by persons other than BCM and Ronald Baron. The schedule also states that BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates

 (5) The Schedule 13G filed on behalf of Capital Group International, Inc., the parent holding company of a group of investment management companies, and Capital Guardian Trust Company, indicates that as of December 31, 2002, Capital Group International, Inc. has beneficial ownership of 1,130,620 shares of common stock with sole dispositive power with respect to 1,130,620 common shares and sole voting power with respect to 829,760 common shares and that Capital Guardian Trust Company has beneficial ownership of 1,048,120 shares of common stock with sole dispositive power with respect to 1,048,120 common shares and sole voting power with respect to 747,260 common shares. Capital Guardian Trust Company, a bank, is deemed to be the beneficial owner of these shares as a result of serving as investment manager of various institutional accounts. Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership.

 (6) JP Morgan Chase Bank, as trustee of the Libbey Inc. Retirement Savings Plan is the beneficial owner of 544,682 common shares and as trustee of the Libbey Inc. Supplemental Retirement Plan is the beneficial owner of 303,357 common shares. These plans are defined contribution plans for the Company's employees, each of whom has the right to instruct the trustee as to the manner in which the equivalent shares of the Company in his or her account in the Plans are to be voted.

 (7) The Schedule 13G filed on behalf of Private Capital Management, L.P. (PCM), Bruce S. Sherman and Gregg J. Powers indicates that PCM is the beneficial owner with shared voting and shared dispositive powers with respect to 719,450 common shares, that Bruce S. Sherman is the beneficial owner with shared voting and shared dispositive powers with respect to 724,450 common shares, that Gregg J. Powers is the beneficial owner with shared voting and shared dispositive powers with respect to 719,450 common shares. Bruce S. Sherman is CEO of PCM and Gregg J. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared voting and shared dispositive powers with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM's clients and disclaim existence as a group.

 (8) Includes 750 shares held by family members of Mr. Howell. Mr. Howell disclaims any beneficial interest in such shares.

 (9) Includes 8,406 shares held by family members of Mr. Meier. Mr. Meier disclaims any beneficial interest in such shares.

(10) Ms. Moerdyk and Messrs. Foley, Howell and Stewart have elected to defer all or a portion of their retainer and fees for service as directors of the Company into an account based upon the value of the Company's common stock that is reported to the Securities and Exchange Commission annually on Forms 5. As reported on their Forms 4 and 5 filed in 2003 they respectively owned as of March 25, 2003 the equivalent of the following number of shares not included in the above table: Ms. Moerdyk 5,518 shares; Mr. Foley 8,728 shares; Mr. Howell 3,704 shares; and Mr. Stewart 5,555 shares.

                              INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2003.

     A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have an opportunity to make a statement if the representative so desires. The representative will be available to respond to appropriate questions.

                                   AUDIT FEES

     Fees for services rendered by Ernst & Young LLP for the years ended December 31, 2002 and 2001 are as follows:

                                                      2002       2001
                                                    --------   --------
Audit fees........................................  $288,682   $282,300
Audit-related fees................................   288,638    506,893
Tax fees..........................................    60,580     60,777
All other fees....................................        --         --
                                                    --------   --------
                                                    $637,900   $849,970
                                                    ========   ========

     Fees for audit services include fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q. Audit related fees principally include fees for audits of the Company's benefit plans, acquisition due diligence procedures and consultations on accounting and auditing matters. Tax services relate to expatriate compliance and consulting services, foreign Sales Corporation consulting services, Mexican tax consulting services in 2002 and transfer pricing consulting services in 2001. There were no fees in the "all other" category in either year. The Audit Committee has considered whether the provision of audit related services and all other services is compatible with maintaining the auditor's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and reports the results of its activities to the Board. Management is responsible for the financial statements and the reporting process including the systems of internal controls.

     In fulfilling its oversight responsibilities, the Audit Committee discussed with management and the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. The Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee met both with management and with the independent auditors, who are responsible for auditing the financial statements prepared by management and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and discussed the results of the independent auditors' examinations, their judgments as to the quality, not just the acceptability, of the Company's accounting principles, the adequacy and effectiveness of the Company's accounting and financial internal controls, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be communicated to the Audit Committee under generally accepted auditing standards, including Accounting Standards Board, Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees. The foregoing discussions were held with and without management present.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          Peter C. Howell, Chairman
                                          Carol B. Moerdyk
                                          Gary L. Moreau

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, neither the Board nor management knows of any other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. All other matters to be voted upon by stockholders will require a majority vote of common stock represented in person or by proxy.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES:

     Any proxy solicited hereby may be revoked by the person giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the Annual Meeting.

SOLICITATION COSTS:

     The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone or telegram. Arrangements have been made with Georgeson Shareholder to perform a broker-nominee search. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of common stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE:

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     Based solely on the Company's review of the copies of Forms 3 and 4 and amendments thereto received by it during 2002, Forms 5 and amendments thereto received by it with respect to fiscal 2002, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the fiscal year ending December 31, 2002, all filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners subject to Section 16 of the Exchange Act were complied with.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING:

     A stockholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2004 Annual Meeting must deliver the proposal so that it is received by the Company no later than December 1, 2003. Any proposal submitted outside the processes of Rule 14a-8 under the Exchange Act shall be considered untimely if submitted after February 16, 2004. The Company requests that all such proposals be addressed to Arthur H. Smith, Vice President, General Counsel and Secretary, Libbey Inc., 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

REPORTS TO STOCKHOLDERS:

     The Company has mailed this Proxy Statement and a copy of its 2002 Annual Report to each stockholder entitled to vote at the Annual Meeting. Included in the 2002 Annual Report are the Company's consolidated financial statements for the year ended December 31, 2002.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including the financial statement schedules, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Libbey Inc., Attention: Investor Relations, Kenneth
A. Boerger, Vice President and Treasurer, 300 Madison Avenue, P.O. Box 10060, Toledo, Ohio 43699-0060.

                                          By Order of the Board of Directors,

                                          ARTHUR H. SMITH, Secretary

Toledo, Ohio
March 31, 2003

                                   LIBBEY INC.
                                   TOLEDO, OH

                         ANNUAL MEETING OF SHAREHOLDERS

                              THURSDAY, MAY 1, 2003
                              2:00 P.M., LOCAL TIME


                             DETACH PROXY CARD HERE


[ ] SIGN, DATE AND RETURN THE            [X]
    PROXY CARD IN THE
    ENCLOSED ENVELOPE.         VOTES MUST BE INDICATED
                               (X) IN BLACK OR BLUE INK.

1. Election of Directors

   FOR all nominees [ ]    WITHHOLD AUTHORITY to vote    [ ]  *EXCEPTIONS [ ]
   listed below            for all nominees listed below

The nominees for the board of directors are: John F. Meier, Carol B. Moerdyk and Gary L. Moreau        To change your address,
                                                                                                       please mark this box.  [ ]
(*)Exceptions __________________________________________________________________________________
(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK "FOR" BOX ON ITEM 1. TO WITHHOLD
VOTING FOR ALL NOMINEES MARK "WITHHOLD" BOX. IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR     To include any comments,
NOMINEE, ENTER THE NAME(S) OF THE EXCEPTION(S) IN THE SPACE PROVIDED ABOVE.)                           please mark this box. [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                                   SCAN LINE


The form must be signed exactly as name(s) appear hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.


Date         Share Owner sign here               Co-Owner sign here
------------------------------------------------------------------------------

                                      4261

                                   LIBBEY INC.
                                      PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of John F. Meier, Richard I. Reynolds, Arthur H. Smith and Kenneth G. Wilkes, as proxy, with full power of substitution, to vote all shares of Common Stock of Libbey Inc. held of record by the undersigned on March 25, 2003, at the Annual Meeting of Stockholders to be held on May 1, 2003, and at any adjournment thereof, upon the matters referred to on the reverse side and described in the proxy statement furnished herewith, and in their discretion, upon any other matters which may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED DIRECTOR NOMINEES AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS OF LIBBEY INC. RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope.

                                    (Continued, and please sign on reverse side)

                                      LIBBEY INC.
                                      P.O. BOX 11035
                                      NEW YORK, NY 10203-0035

                                   LIBBEY INC.
                                   TOLEDO, OH

                         ANNUAL MEETING OF SHAREHOLDERS

                              THURSDAY, MAY 1, 2003
                              2:00 P.M., LOCAL TIME



                             DETACH PROXY CARD HERE


[ ] SIGN, DATE AND RETURN THE            [X]
    PROXY CARD IN THE
    ENCLOSED ENVELOPE.         VOTES MUST BE INDICATED
                               (X) IN BLACK OR BLUE INK.

1. Election of Directors

   FOR all nominees [ ]    WITHHOLD AUTHORITY to vote    [ ]  *EXCEPTIONS [ ]
   listed below            for all nominees listed below

Nominees: John F. Meier, Carol B. Moerdyk and Gary L. Moreau                                          To change your address,
                                                                                                      please mark this box.  [ ]
(*)Exceptions __________________________________________________________________________________
(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK "FOR" BOX ON ITEM 1. TO WITHHOLD
VOTING FOR ALL NOMINEES MARK "WITHHOLD" BOX. IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR    To include any comments,
NOMINEE, ENTER THE NAME(S) OF THE EXCEPTION(S) IN THE SPACE PROVIDED ABOVE.)                          please mark this box.  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                                   SCAN LINE


The form must be signed exactly as name(s) appear hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc., should give full title.

Date         Share Owner sign here               Co-Owner sign here
------------------------------------------------------------------------------

                                      4260

                                   LIBBEY INC.
                      TO: JPMORGAN CHASE BANK, TRUSTEE OF:
                      - LIBBEY INC. RETIREMENT SAVINGS PLAN
                   - LIBBEY INC. SUPPLEMENTAL RETIREMENT PLAN

As a participant in one or more of the above plans, I hereby direct the Trustee to vote all common shares of Libbey Inc. allocated to my account as of March 25, 2003, as indicated on the reverse side, at the annual meeting of shareholders to be held on May 1, 2003, or any adjournment thereof. If no directions are given and the signed card is returned, the Trustee will vote my allocated shares FOR the election of all listed director nominees.

THE BOARD OF DIRECTORS OF LIBBEY INC. RECOMMENDS A VOTE FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES.

Please sign on the reverse side of this card and return it promptly in the enclosed postage-paid envelope. If you do not return this card by April 24, 2003, the shares allocated to your account will be voted in the manner that the majority of the shares for which instruction cards received by the Trustee are voted.

                                              LIBBEY INC.
                                              P.O. BOX 11070
                                              NEW YORK, NY 10203-0070